                         Independent Auditors' Consent
                         -----------------------------

The Board of Directors and Shareholders
The Money Store Inc.:

We consent to incorporation by reference in the Registration Statements (Nos. 33-98972 as amended by 333-24807 and, 333-14075 and 33-32775) on Forms S-3 and
the Registration Statements (Nos. 33-66332, 33-96830 and 333-41309) on Forms S-8 of our report dated February 11, 1998, except as to Note 19, which is as of March 4, 1998, relating to the consolidated statements of financial condition of The Money Store Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K of The Money Store Inc. Such report reflects the adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standard No. 125 Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities.


/s/ KPMG Peat Marwick LLP
-------------------------
Sacramento, California
March 30, 1998